Exhibit 99.1

(BW) (INTERVEST-BANCSHARES) (IBCA)

INTERVEST BANCSHARES CORPORATION

Reports 2009 Fourth Quarter Earnings of $0.3 Million and Full Year Earnings of $1.5 Million

Business Editors - New York – (Business Wire – January 21, 2010)

Intervest Bancshares Corporation (NASDAQ-GS: IBCA) (the “Company”) today reported net earnings for the fourth quarter of 2009 (“Q4-09”) of $0.3 million, or $0.04 per diluted common share, compared to $0.5 million, or $0.05 per share, for the fourth quarter of 2008 (“Q4-08”). The decrease in net earnings was due to a $1.4 million increase in noninterest expenses, a $1.2 million increase in the provision for loan losses, a $0.5 million decrease in noninterest income and $0.4 million of dividend requirements related to outstanding preferred stock held by the U.S. Treasury under the TARP program. The aggregate of these items was partially offset by a $2.9 million increase in net interest and dividend income and a $0.4 million decrease in the provision for income tax expense.

Net interest and dividend income increased to $12.1 million in Q4-09 from $9.2 million in Q4-08, reflecting an improved net interest margin. The margin (excluding loan prepayment income) increased to 2.04% in Q4-09 from 1.70% in Q4-08 due to lower rates paid on deposits and adjustable-rate borrowings, the early retirement of higher cost borrowings, a decrease in interest income not recorded on nonaccrual loans and a $16 million increase in net interest earning assets. These factors were partially offset by calls of higher yielding U.S. government agency security investments (coupled with the reinvestment of the proceeds into similar securities with lower interest rates). The yield on the Company’s interest-earning assets decreased by 58 basis points to 5.25% in Q4-09, while its cost of funds decreased by 102 basis points to 3.54% in Q4-09.

The provision for loan losses increased to $3.9 million in Q4-09 from $2.7 million in Q4-08. The increase was attributable to downgrades of internal risk ratings on both accrual and nonaccrual loans and lower estimates of real estate values on certain collateral properties. The Company continues to be negatively impacted by the weak economy, high rates of unemployment, increased office and retail vacancy rates and lower commercial real estate values, all of which have resulted in a higher level of nonperforming assets and related carrying expenses, increased loan and real estate loss provisions and foregone interest income.

Noninterest income decreased to $0.1 million in Q4-09 from $0.6 million in Q4-08, primarily due to a $0.9 million other than temporary impairment charge on trust preferred security investments, partially offset by a $0.3 million increase in income from the early repayment of loans. The impairment charge is based on an assessment that it is unlikely that a portion of the contractual principal and interest will be received on those securities experiencing increased payment defaults. At December 31, 2009, trust preferred security investments totaled $5.8 million.

Noninterest expenses increased to $7.3 million in Q4-09 from $5.9 million in Q4-08. The increase was primarily due to a $0.8 million (208%) increase in FDIC insurance premiums due to higher rates imposed on all FDIC insured banks and a $1.1 million increase in writedowns of foreclosed real estate due to declining commercial real estate values. These items were partially offset by a $0.2 million decrease in expenses associated with nonperforming assets and $0.3 million of expense from the early retirement of higher-cost, fixed-rate debentures in Q4-08 that did not recur in Q4-09. The Company had 72 employees at both December 31, 2009 and 2008.

The provision for income tax expense decreased to $0.3 million in Q4-09 from $0.7 million in Q4-08. The decrease was primarily due to a $0.4 million refund of state income taxes paid in years prior to 2008. The effective tax rate was 29% in Q4-09, compared to 59% in Q4-08. The 2009 rate was positively impacted by the tax refund, while the 2008 rate was negatively impacted by the recording of a full year’s impact of a deductibility limit on contractually obligated executive compensation of the Chairman resulting from the Company’s subsequent participation in TARP.

Net earnings for the full year 2009 as compared to 2008 decreased by $5.7 million due to a $8.2 million increase in noninterest expenses, a $4.7 million decrease in noninterest income and $1.6 million of preferred stock dividend requirements, partially offset by a $4.1 million decrease in the provision for income taxes, a $4.4 million increase in net interest and dividend income and a $0.3 million decrease in the provision for loan losses.

Total assets at December 31, 2009 were $2.40 billion compared to $2.27 billion at December 31, 2008, reflecting an increase in security investments, foreclosed real estate and prepaid FDIC insurance premiums, partially offset by a decrease in overnight investments and loans receivable.

Securities held to maturity increased by $159 million to $635 million at December 31, 2009 and the portfolio had a weighted-average remaining contractual maturity and a yield of 4.5 years and 2.73%, respectively.

Total loans receivable, net of unearned fees, amounted to $1.69 billion at December 31, 2009, a $20 million decrease from $1.71 billion at December 31, 2008. The decrease was due to the aggregate of $185 million of principal repayments, $27.7 million of loans transferred to foreclosed real estate and $8.1 million of loan chargeoffs exceeding $200 million of new loan originations, nearly all of which are secured by commercial real estate. The new loans are nearly all fixed-rate with a weighted-average yield and term of 6.69% and 5.2 years, respectively. New loan originations for 2008 amounted to $387 million.

Total nonperforming assets at December 31, 2009 amounted to $155.8 million, or 6.49% of total assets, compared $164.6 million, or 6.91% of total assets at September 30, 2009 and $117.7 million, or 5.18%, at December 31, 2008. At December 31, 2009, nonperforming assets were comprised of $123.9 million of nonaccrual loans, or 34 loans, and $31.9 million of real estate acquired through foreclosure, or 10 properties. At December 31, 2009, the Company also had $97.3 million of accruing restructured loans (with a weighted average interest rate of 5.08%) on which the Company has granted certain concessions to provide payment relief generally consisting of the deferral of principal payments and/or a partial reduction in interest payments for a period of time. The Company continues to take various steps to resolve its nonaccrual loans, including proceeding with foreclosures on many of the collateral properties, working with certain borrowers to provide payment relief and, in limited cases, accepting partial payment as full satisfaction of a nonaccrual loan.

The total allowance for loan losses increased to $32.6 million at December 31, 2009 from $28.5 million at December 31, 2008, due to $10.9 million of loan loss provisions and a $1.3 million partial recovery of a prior chargeoff, partially offset by $8.1 million of new chargeoffs. The allowance represented 1.94% of total loans (net of deferred fees) at December 31, 2009, compared to 1.67% at December 31, 2008. At each date, a SFAS 114 specific valuation allowance (included as part of the overall allowance for loan losses) in the aggregate amount of $13.8 million and $8.2 million, respectively, was maintained on total nonaccrual and restructured loans.

Total deposits at December 31, 2009 increased to $2.03 billion from $1.86 billion at December 31, 2008, reflecting an increase of $167 million in money market accounts. Total borrowed funds and related interest payable at December 31, 2009 decreased to $118 million, from $149 million at December 31, 2008, reflecting the early repayment of $40 million of higher cost debentures, partially offset by an $11 million increase in lower cost short-term borrowings from the FHLBNY.

Total stockholders’ equity at December 31, 2009 increased to $214.1 million from $212.0 million at December 31, 2008, primarily due to net earnings of $1.5 million. At December 31, 2009, Intervest National Bank’s regulatory capital ratios were as follows: total capital to risk-weighted assets – 14.04%, Tier 1 capital to risk-weighted assets – 12.79% and Tier 1 capital to total average assets (leverage ratio) – 10.05%. INB maintains capital ratios in excess of its current regulatory requirements as well as those necessary to be designated as a well-capitalized institution under applicable regulations.

Intervest Bancshares Corporation is a holding company. Its principal operating subsidiary is Intervest National Bank, a nationally chartered commercial bank that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of six full-service banking offices in Clearwater and Gulfport, Florida. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation’s Class A Common Stock is listed on the NASDAQ Global Select Market: Trading Symbol IBCA. This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company’s actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions and real estate values in the Company’s market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans and deposits; and competition. Reference is made to the Company’s filings with the SEC for further discussion of risks and uncertainties regarding the Company’s business. Historical results are not necessarily indicative of the future prospects of the Company.

Contact: Lowell S. Dansker, Chairman, Intervest Bancshares Corporation

One Rockefeller Plaza (Suite 400), New York, New York 10020-2002, Phone 212-218-2800 Fax 212-218-2808

Selected Consolidated Financial Information Follows.

INTERVEST BANCSHARES CORPORATION

Selected Consolidated Financial Information

(Dollars in thousands, except per share amounts)	Quarter Ended December 31,		Year Ended December 31,
Selected Operating Data:	2009	2008	2009	2008
Interest and dividend income	$31,176	$31,425	$123,598	$128,497
Interest expense	19,080	22,266	81,000	90,335

Net interest and dividend income	12,096	9,159	42,598	38,162
Provision for loan losses	3,926	2,696	10,865	11,158

Net interest and dividend income after provision for loan losses	8,170	6,463	31,733	27,004
Noninterest income	72	626	297	5,026
Noninterest expenses	7,255	5,882	27,084	18,873

Earnings before income taxes	987	1,207	4,946	13,157
Provision for income taxes	281	709	1,816	5,891

Net earnings before preferred dividend requirements	706	498	3,130	7,266
Preferred dividend requirements (1)	409	41	1,632	41

Net earnings available to common stockholders	$297	$457	$1,498	$7,225

Basic earnings per common share	$0.04	$0.05	$0.18	$0.87
Diluted earnings per common share	0.04	0.05	0.18	0.87
Cash dividends paid per common share	—	—	—	0.25

Average common shares used to calculate:
Basic earnings per common share	8,270,812	8,270,812	8,270,812	8,259,091
Diluted earnings per common share (2)	8,270,812	8,270,812	8,270,812	8,267,781
Common shares outstanding at end of period	8,270,812	8,270,812	8,270,812	8,270,812
Common stock options/warrants outstanding at end of period	1,019,722	959,512	1,019,722	959,512

Yield on interest-earning assets	5.25%	5.83%	5.32%	6.01%
Cost of funds	3.54%	4.56%	3.87%	4.69%
Net interest margin (3)	2.04%	1.70%	1.83%	1.79%

Return on average assets (annualized)	0.12%	0.09%	0.13%	0.34%
Return on average common equity (annualized)	1.49%	1.07%	1.65%	3.94%
Effective income tax rate	28.47%	58.74%	36.72%	44.77%
Efficiency ratio (4)	36%	40%	46%	33%

Total average loans outstanding	$1,698,251	$1,705,375	$1,721,688	$1,693,749
Total average securities outstanding	641,616	422,053	586,344	422,356
Total average short-term investments outstanding	17,652	18,320	14,544	20,297
Total average interest-earning assets outstanding	2,357,519	2,145,748	2,322,576	2,136,402
Total average assets outstanding	2,408,538	2,186,753	2,357,422	2,162,719

Total average interest-bearing deposits outstanding	$2,031,381	$1,783,380	$1,972,982	$1,770,989
Total average borrowings outstanding	108,067	160,664	117,856	156,017
Total average interest-bearing liabilities outstanding	2,139,448	1,944,044	2,090,838	1,927,006
Total average stockholders’ equity	213,595	189,066	212,877	184,944

Selected Financial Condition Information:	At Dec 31, 2009	At Sep 30, 2009	At Jun 30, 2009	At Mar 31, 2009	At Dec 31, 2008
Total assets	$2,401,204	$2,382,170	$2,380,044	$2,317,613	$2,271,833
Total cash and short-term investments	7,977	30,660	23,441	30,203	54,903
Total securities held to maturity	634,856	598,313	566,722	544,702	475,581
Total FRB and FHLB stock	10,708	9,929	9,929	9,657	8,901
Total loans, net of unearned fees	1,686,164	1,696,064	1,746,087	1,708,752	1,705,711
Total deposits	2,029,984	2,012,995	1,995,165	1,938,123	1,864,135
Total borrowed funds and accrued interest payable	118,552	107,547	118,035	122,194	149,566
Total preferred equity	23,466	23,370	23,273	23,177	23,080
Total common equity	190,588	190,249	189,864	189,440	188,894
Book value per common share	23.04	23.00	22.96	22.90	22.84

Total allowance for loan losses	$32,640	$31,815	$32,054	$30,371	$28,524
Total loan recoveries for the quarter	25	—	1,329	—	—
Total loan chargeoffs for the quarter	3,126	2,635	2,332	10	—
Total accruing troubled debt restructurings (5)	97,311	71,156	76,210	30,586	—
Total loans ninety days past due and still accruing	6,800	1,947	6,367	1,958	1,964
Total nonaccrual loans	123,877	131,742	129,784	119,305	108,610
Total foreclosed real estate	31,866	32,915	18,214	9,742	9,081
Allowance for loan losses/net loans	1.94%	1.88%	1.84%	1.78%	1.67%

(1)	Represents accrued dividends on $25 million of 5% cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(2)	Diluted EPS includes shares that would be outstanding if dilutive common stock options/warrants were assumed to be exercised during the period. Outstanding options/warrants are dilutive when their exercise price is above the average market price of the Class A common stock during the reporting periods.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income.
(4)	Represents noninterest expenses (excluding provisions for loan and real estate losses & real estate expenses) as a percentage of net interest and dividend income plus noninterest income.
(5)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.

INTERVEST BANCSHARES CORPORATION

Consolidated Financial Highlights

	At or For The Period Ended
($ in thousands, except per share amounts)	Year Ended Dec 31, 2009	Year Ended Dec 31, 2008	Year Ended Dec 31, 2007	Year Ended Dec 31, 2006	Year Ended Dec 31, 2005
Balance Sheet Highlights:
Total assets	$2,401,204	$2,271,833	$2,021,392	$1,971,753	$1,706,423
Asset growth rate	6%	12%	3%	16%	30%
Total loans, net of unearned fees	1,686,164	1,705,711	1,614,032	1,490,653	1,367,986
Loan growth rate	-1%	6%	8%	9%	35%
Total deposits	2,029,984	1,864,135	1,659,174	1,588,534	1,375,330
Deposit growth rate	9%	12%	4%	16%	38%
Loans/deposits (Intervest National Bank)	79%	85%	88%	84%	88%
Total borrowed funds and accrued interest payable	118,552	149,566	136,434	172,909	155,725
Preferred equity	23,466	23,080	—	—	—
Common equity	190,588	188,894	179,561	170,046	136,178
Common book value per share	23.04	22.84	22.23	20.31	17.41
Market price per common share	3.28	3.99	17.22	34.41	24.04

Asset Quality Highlights
Nonaccrual loans .	$123,877	$108,610	$90,756	$3,274	$750
Foreclosed real estate	31,866	9,081	—	—	—
Accruing troubled debt restructurings (1)	97,311	—	—	—	—
Loans ninety days past due and still accruing	6,800	1,964	11,853	—	2,649
Allowance for loan losses	32,640	28,524	21,593	17,833	15,181
Loan recoveries	1,354	—	—	—	—
Loan chargeoffs	8,103	4,227	—	—	—
Allowance for loan losses/net loans	1.94%	1.67%	1.34%	1.20%	1.11%

Statement of Operations Highlights:
Interest and dividend income	$123,598	$128,497	$131,916	$128,605	$97,881
Interest expense	81,000	90,335	89,653	78,297	57,447

Net interest and dividend income	42,598	38,162	42,263	50,308	40,434
Provision for loan losses	10,865	11,158	3,760	2,652	4,075
Noninterest income	297	5,026	8,825	6,855	6,594
Noninterest expenses	27,084	18,873	12,876	13,027	10,703

Earnings before income taxes	4,946	13,157	34,452	41,484	32,250
Provision for income taxes	1,816	5,891	15,012	17,953	14,066

Net earnings before preferred dividend requirements	3,130	7,266	19,440	23,531	18,184
Preferred dividend requirements (2)	1,632	41	—	—	—

Net earnings available to common stockholders	$1,498	$7,225	$19,440	$23,531	$18,184

Basic earnings per common share	$0.18	$0.87	$2.35	$2.98	$2.65
Diluted earnings per common share	$0.18	$0.87	$2.31	$2.82	$2.47
Adjusted net earnings used to calculate diluted earnings per common share	$1,498	$7,225	$19,484	$23,679	$18,399
Average common shares used to calculate:
Basic earnings per common share	8,270,812	8,259,091	8,275,539	7,893,489	6,861,887
Diluted earnings per common share	8,270,812	8,267,781	8,422,017	8,401,379	7,449,658
Common shares outstanding	8,270,812	8,270,812	8,075,812	8,371,595	7,823,058

Net interest margin (3)	1.83%	1.79%	2.11%	2.75%	2.70%
Return on average assets	0.13%	0.34%	0.96%	1.28%	1.20%
Return on average common equity	1.65%	3.94%	11.05%	15.82%	16.91%
Effective income tax rate	36.72%	44.77%	43.57%	43.28%	43.62%
Efficiency ratio (4)	46%	33%	24%	23%	23%
Full-service banking offices	7	7	7	7	6

(1)	Represent loans whose terms have been modified mostly through the deferral of principal and/or a partial reduction in interest payments.
(2)	Represents accrued dividends on $25 million of 5% cumulative preferred stock held by the U.S. Treasury and amortization of related preferred stock discount.
(3)	Net interest margin is reported exclusive of income from loan prepayments, which is included as a component of noninterest income. Inclusive of such income, the margin would compute to 1.89% for 2009, 1.90% for 2008, 2.46% for 2007, 3.02% for 2006 and 3.04% for 2005.
(4)	Represents noninterest expenses (excluding provision for loan losses and real estate expenses) as a percentage of net interest and dividend income plus noninterest income. Noninterest expenses for 2006 included a one-time charge of $1.5 million.